United States Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15[d] of the Securities Exchange Act of 1934

May 11, 2007

Date of Report

(Date of Earliest Event Reported)

Commission File No. 000-51658

MICROSMART DEVICES, INC.

(Name of Small Business Issuer in its Charter)

Utah	87-0624567
(State or Other Jurisdiction of	(I.R.S. Employer I.D. No.)
incorporation or organization)

3046 East Brighton Place

Salt Lake City, Utah 84121

(Address of Principal Executive Offices)

(801) 201-7635

 (Registrant’s Telephone Number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Stock Purchase Agreement

Effective May 11, 2007, Mark L. Meriwether, the principal shareholder of the Company (“Meriwether”), entered into a Stock Purchase Agreement (the “Agreement”) with Crowther Holdings LTD, a Turks and Caicos Islands company (“Crowther”), pursuant to which, among other things, Meriwether agreed to sell to Crowther and Crowther agreed to purchase from Meriwether, 848,391 shares of common stock, par value $0.001 per share (“Common Stock”), of the Company owned of record and beneficially by Meriwether (the “Purchased Shares”).   Crowther is an “accredited investor” as such term is defined in Rule 501 of Regulation D promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).  The aggregate purchase price for the Purchased Shares is $750,000, or approximately $.884 per share.  The Purchased Shares represent approximately 73.3% of the 1,157,472 issued and outstanding shares of Common Stock.  The purchase and sale of the Purchased Shares will take at a closing (the “Closing”) to be held on May 15, 2007.  $600,000 of the $750,000 purchase price for the Purchased Shares will be paid at the Closing, $50,000 will be paid on or prior to July 31, 2007, $50,000 will be paid on or before August 31, 2007 and $50,000 will be paid on or prior to October 1, 2007.  The funds being paid by Crowther for the Purchased Shares are from resources of Crowther.  Neither Meriwether or Crowther were granted registration rights to require the Company to register their respective shares of Common Stock with the Commission; however, the Agreement provide that Meriwether shall have piggy back registration rights of any registration rights granted to Crowther by the Company in the future.

Share Escrow and Reset Agreement

At the Closing, Meriwether, Crowther, the Company and Hirshfield Law, as Escrow Agent (the “Escrow Agent”), will enter into a Share Escrow and Reset Agreement (the “Escrow Agreement”), pursuant to which, among other things: (i) Meriwether will deliver to the Escrow Agent at the Closing a certificate evidencing 150,000 shares of Common Stock owned of record and beneficially by Meriwether that were not included in the Purchased Shares; and (ii) Crowther will deliver to the Escrow Agent at the Closing a certificate evidencing 150,000 of the Purchased Shares owned or record and beneficially by Crowther.  The 150,000 shares of Common Stock delivered to the Escrow Agent by Crowther will be forfeited to Meriwehter if Crowther fails to pay the $150,000 deferred portion of the purchase price in full.   The Escrow Agreement provides that the 300,000 shares of Common Stock delivered to the Escrow Agent by Crowther and Meriwether shall remain in escrow for the earlier of a period of two years commencing on the date of the Closing or when the Meriwether Common Stock has been registered with the Commission for resale in an effective registration statement (the “Reset Period”).  The Escrow Agreement also provides that if at any time during the Reset Period the Common Stock of the Company shall be split into a smaller number of shares (a “Reverse Stock Split”) such that the shares outstanding before the Reverse Stock Split (the “Pre Split Shares”) shall be converted into a smaller number of shares outstanding after the Reverse Stock Split (the “Post Split Shares”), Meriwether will be entitled to receive without further consideration from Crowther a number of Post Split Shares (the “Reset Shares”) such that Meriwether shall own, after giving effect to the Reverse Stock Split and the delivery of Reset Shares, a number of Post Split Shares equal to the number of Meriwether’s Pre Split Shares then held in escrow by the Escrow Agent.

Directors and Executive Officers

In connection with the Agreement, a change of control will be effected.  Crowther will own approximately 73% of the Company’s issued and outstanding voting Common Stock following its acquisition of the 848,391 Purchased Shares at the Closing.  After the expiration of the 10-day period referred to in Rule 14f-1 (“Rule 14f-1”) promulgated by the Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), Meriwether, the sole director and officer of the Company, will resign as the sole director and officer of the Company after electing Greg D. Morgan (“Morgan”), the sole beneficial owner of Crowther, to succeed him as the sole director and officer of the Company.  Prior to the Closing, Meriwether owned of record and beneficially 998,391 shares of Common Stock of the Company, which represents approximately 86.3% of the outstanding Common Stock.  After giving effect to his sale of the Purchased Shares, Meriwether will own of record and beneficially 150,000 shares of Common Stock of the Company, which will represent approximately 1.3% of the outstanding Common Stock of the Company.  Following the Closing and the expiration of the 10-day period referred to in Rule 14f-1, the Board of Directors of the Company and the Company’s officers shall consist of the following person:

Name	Age	Position
Greg D. Morgan 14 Notcutts East Bergholt Colchester Essex, United Kingdom Co7 6ts	44	Director, Chief Executive Officer, Chief Financial Officer and Secretary

Greg D. Morgan will hold office until the next annual meeting of shareholders of the Company and until his successor is elected and qualified or until his earlier death, resignation or removal. Since March 2003, Morgan has owned a successful wine bar and bistro for up to 50 covers and acted as a consultant to various companies and private clients with respect to project finance and wholesale insurance and reinsurance.  Between 1989 and 2003, Morgan was an independent futures trader of his own funds on Euronext.Liffe (known until 2002 as the London International Financial Futures and Options Exchange).  .

Morgan is not a director of any other company which has a class of securities registered pursuant to Section 12 of the Exchange Act, or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940, as amended.  Officers serve at the discretion of the Board of Directors.

Voting Securities of the Company

 On April 30, 2007, there were 1,157,472 shares of Common Stock of the Company issued and outstanding. Each share of Common Stock entitles the holder thereof to one vote on each matter that may come before a meeting of the shareholders.

 Security Ownership of Certain Beneficial Owners and Management

The following table shows information concerning the identification and address of each person who prior to the Closing was the beneficial owner of more than 5% of the Company’s 1,157,472 shares of Common Stock, the Company’s only outstanding class of voting securities and each person that was an officer or director of the Company:

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership		Percent of Class
Mark L. Meriwether[1] 3046 E. Brighton Place Salt Lake City, Utah 84121	Common Stock	998,391	Direct	86.3%

Certain Relationships and Related Party Transactions

There are no material relationships between the Company and the current officer and director or the person expected to become the director and executive officer of the Company other than the transactions and relationships described below, or contemplated in the Agreement.

Changes in Control

1 Prior to the Closing and until the expiration of the 10-day period contemplated by Rule 14f-1, Mr. Meriwether was and will be the Company’s sole officer and director.  Under the terms of the Agreement, after the Closing, 150,000 of these shares will be subject to a “lockup” for a period of the earlier of two years or until thee shares are registered with the Commission in an effective registration statement and held in escrow pursuant to the Escrow Agreement.

Since June 4, 2004, Meriwether has served as the Chief Executive Officer, Treasurer and Secretary of the Company and the sole director of the Company, and he has held the right to vote the shares of Common Stock of the Company referred to in the above table, 138,364 of which were acquired in October, 2006, by purchase, and 300,000 of which were acquired in May, 2006, by gift.

Until the expiration of the 10-day period referred to in Rule 14f-1, Meriwether will remain as the sole officer and director of the Company, but from and after the Closing, Meriwether will no longer be deemed to be in control of the Company. The following table sets forth the name and address of each person who will be the beneficial owner of more than 5% of any class of voting securities of the Company or as an officer or director of the Company following the purchase of the Purchased Shares, and the shares held directly or indirectly by the officers and directors as a group.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership		Percent of Class
Greg D. Morgan 14 Notcutts East Bergholt Colchester Essex, United Kingdom Co7 6ts	Common Stock	848,391 Through	Indirect Crowther	73.3%

All officers and directors as a group (one person)	Common Stock	848,391 Through	Indirect Crowther	73.3%

The foregoing summary of selected provisions of the Stock Purchase Agreement and the Share Escrow and Resent Agreement does not purport to be complete and is qualified in its entirety by reference to the Stock Purchase Agreement and the Share Escrow and Reset Agreement, a copies of which are filed as Exhibits to this Current Report, as Exhibits 10.1 and 10.2, respectively.

Item 5.01 Changes in Control of Registrant.

See Item 1.01.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the execution and delivery and the Closing of the Agreement and the Escrow Agreement, Section 2, Article III, of the Company’s Bylaws was amended to provide that the Company’s Board shall be between one (1) and four (4) members, as determined from time to time by the Board of Directors; and to set the number of directors at one (1) pursuant to the revised Section 2, Article III of the Bylaws.  A copy of the amendment to the Company’s Bylaws is attached hereto and incorporated herein by reference.  See Item 9.01.

Item 7.01 Regulation FD Disclosure.

See the Press Release announcing the signing of the Stock Purchase Agreement and the proposed special cash distribution that is filed as an Exhibit to this Current Report, as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

 (d) Exhibits

Exhibit Description

Exhibit No. Exhibit Description

3.1 Amendment to Bylaws dated May 14, 2007

10.1 Stock Purchase Agreement dated May 11, 2007

10.2 Share Escrow and Reset Agreement dated May 11, 2007

99.1   Press Release dated May 15, 2007

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Microsmart Devices, Inc.

Date:	May 16, 2007	By:	/s/Mark L. Meriwether
Mark L. Meriwether
President, Secretary, Treasurer and Director